Prospect Energy Corporation Announces Changes in Board of Directors

NEW YORK, NY -- 09/21/2006 -- Prospect Energy Corporation (NASDAQ: PSEC) ("Prospect") announced today that F. Lee Liebolt, Jr. has joined Prospect's Board of Directors.

"We are pleased to announce the appointment of Lee to our Board of Directors," said John Barry, Chairman and Chief Executive Officer of Prospect. "With Lee's legal experience, spanning many years of senior practice in the financial securities industry, he will add great depth and experience to our Board. We are delighted that we could recruit an accomplished attorney like Lee to our Board of Directors as Prospect Energy enters into an important phase of growth and development."

Mr. Liebolt is a corporate and securities lawyer concentrating in the area of broker-dealer and investment adviser regulation. He has broad knowledge of the capital markets and considerable experience with the development of many innovative financial products and the public and private offering process. Mr. Liebolt regularly advises investment banks, broker-dealers, investment advisers and private investment entities on federal and various state regulatory matters, including disclosure and registration issues and rule-making initiatives of the Securities and Exchange Commission, NASD, the New York Stock Exchange, the North American Securities Administrators Association and various state regulators. Mr. Liebolt also consults on enforcement and litigation matters involving broker-dealers, investment companies and investment advisers.

Mr. Liebolt has written and lectured extensively on securities law issues. He is the author of a chapter in "The Investment Company Regulation Deskbook" (Aspen Law & Business, 1997 & Supp. 1998), the author of an article on "The Revised Uniform Securities Act - Is ABA Endorsement in the Offing" in "The Business Lawyer" (May 1990) and the author of various articles in Practicing Law Institute course handbooks and "The Investment Lawyer" (Aspen Law & Business). Mr. Liebolt has been a panelist at legal seminars sponsored by PLI, Southern Methodist University, the American Bar Association and NASAA.

Mr. Liebolt is a member of the Federal Regulation of Securities Committee and the State Regulation of Securities Committee of the ABA and served as chairman of the latter committee from 1986 to 1989. He has been a member of various industry advisory committees to NASAA and NASD.

Mr. Liebolt was a partner in Sidley Austin Brown & Wood LLP and certain predecessor firms, where he worked from 1967 to 2005. He is a graduate of the University of North Carolina (LL.B., 1966) and the University of Pennsylvania (B.A., 1963). He is a member of the New York Bar.

Prospect would also like to acknowledge the service of Robert A. Davidson and Michael E. Basham as members of the Board during the past two years, a period encompassing Prospect's initial public offering and Prospect's secondary offering. Both have resigned to pursue other personal activities. "As one of the three original independent directors of Prospect Energy, it has been a privilege for me to serve the interests of the shareholders," said Mr. Basham. "Now that the company is launched and appears to be on solid footing, I believe I must devote my time to my personal interests. I wish you and the shareholders continued good results and I am confident this will happen," said Mr. Davidson.

Separately, Prospect wishes to confirm that it has never invested in, and has no intention to invest in, companies engaged in speculative trading of energy commodities. "Speculation can cut both ways," said Barry. "We are interested in pursuing a business model that earns returns for our shareholders for the long term across multiple commodity cycles."

ABOUT PROSPECT ENERGY CORPORATION

Prospect Energy Corporation (www.prospectenergy.com) is a closed-end investment company that lends to and invests in energy-related businesses. Prospect Energy's investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.

Prospect Energy has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). We are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Prospect Energy could have an adverse effect on Prospect Energy and its shareholders.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company's control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

Please send investment proposals to:

Prospect Energy Corporation
John Barry
Chairman and Chief Executive Officer
jbarry@prospectstreet.com

Grier Eliasek
President and Chief Operating Officer
grier@prospectstreet.com
(212) 448-0702